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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                October 19, 2001
                Date of Report (Date of earliest event reported)



                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


                      Nevada        000-29182     11-3292094
                      ------        ---------     ----------
                  (State or other   (Commission   (IRS Employer
                  jurisdiction of   File Number)  Identification No.)
                  incorporation)


              43-40 Northern Boulevard, Long Island City, NY 11101
               (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (718) 937-3700


                                       N/A
              -----------------------------------------------------

          (Former name or former address, if changed since last report)





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Item 5.           Other Events

         On October 19, 2001, we issued a press release announcing that the agreement between our Chairman, Chief Executive Officer, Chief Operating Officer and President, Bruce Bendell, and investor Marshall S. Cogan pursuant to which Mr. Cogan has agreed to acquire approximately two-thirds of Mr. Bendell's equity position in the Company, has been terminated by Mr. Cogan. Details are more fully described in the press release which is hereby incorporated by reference and which is attached hereto as Exhibit 99.3.

        On October 24, 2001, we issued a press release announcing that our primary floor plan credit source for the financing of our vehicle inventory, Chrysler Financial Company, LLC, has re-evaluated its credit and lending relationship with us and is now requiring that we seek a replacement lending institution to refinance and replace all of our existing Chrysler Financial Company, LLC credit facilities by December 20, 2001. Details are more fully described in the press release which is hereby incorporated by reference and which is attached hereto as Exhibit 99.4.

Item 7.           Financial Statements and Exhibits


(c)      Exhibits

         Exhibit No.                Description
         --------------             --------------

         Exhibit 99.3               Press Release dated October 19, 2001.

         Exhibit 99.4               Press Release dated October 24, 2001.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2001

                                           THE MAJOR AUTOMOTIVE COMPANIES, INC.



                                           By:    /s/Bruce Bendell
                                                 Name:  Bruce Bendell
                                                 Title: Chief Executive Officer